Ignyte Acquisition Corp.
640 Fifth Avenue, 4th Floor
New York, NY 10019

January 27, 2021

Ignyte Sponsor LLC
640 Fifth Avenue, 4th Floor
New York, NY 10019

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of securities of Ignyte Acquisition Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Ignyte Sponsor LLC (the “Sponsor”) shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time, situated at 640 Fifth Avenue, 4th Floor, New York, NY 10019 (or any successor location). In exchange therefore, the Company shall pay the Sponsor the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

[Signature Page Follows]

Very truly yours,

IGNYTE ACQUISITION CORP.

By:	/s/ David J. Strupp, Jr.
	Name:	David J. Strupp, Jr.
	Title:	Co-Chief Executive Officer

AGREED TO AND ACCEPTED BY:

IGNYTE SPONSOR LLC

By:	/s/ David J. Strupp, Jr.
	Name:	David J. Strupp, Jr.
	Title:	Managing Member

[Signature Page to Administrative Services Agreement]